UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

MYKROLIS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16611	04-3536767
(Commission File No.)	(IRS Employer Identification No.)

129 Concord Road

Billerica, MA 01821

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 436-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On March 21, 2005, Mykrolis Corporation, a Delaware corporation (“Mykrolis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Entegris, Inc., a Minnesota corporation (“Entegris”), and Eagle DE, Inc., a Delaware corporation and a wholly-owned subsidiary of Entegris (“Entegris Delaware”). Under the terms of the Merger Agreement, Entegris will reincorporate in Delaware by merging (the “Reincorporation Merger”) into Entegris Delaware and each share of Entegris common stock, par value $.01 per share, will be automatically exchanged for one fully paid and nonassessable share of Entegris Delaware common stock, par value $.01 per share (“Entegris Delaware Common Stock”). In addition, Entegris Delaware will assume all options and restricted stock units then outstanding under Entegris’ existing equity incentive plans, and such options will be exercisable for, and such restricted stock units will be exchangeable for, shares of Entegris Delaware Common Stock, but otherwise on the same terms as were applicable to such options and restricted stock units prior to the Reincorporation Merger. Immediately following the Reincorporation Merger, Mykrolis will be merged (the “Merger”) into Entegris Delaware. In the Merger, each outstanding share of Mykrolis common stock, par value $.01 per share (“Mykrolis Common Stock”), will be automatically converted into the right to receive 1.39 (the “Exchange Ratio”) fully paid and nonassessable shares of Entegris Delaware Common Stock. In addition, upon completion of the Merger, Entegris Delaware will assume all options then outstanding under Mykrolis’ existing equity incentive plans, each of which will be exercisable for a number of shares of Entegris Delaware Common Stock (and at an exercise price) adjusted to reflect the Exchange Ratio. In connection with the mergers, the name of Entegris Delaware will be changed to Entegris, Inc.

Completion of the Reincorporation Merger and the Merger is subject to several conditions, including approval by Mykrolis’ stockholders, approval by Entegris’ shareholders, effectiveness of the Form S-4 registration statement to be filed with the Securities and Exchange Commission, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and clearance under any applicable foreign antitrust laws, and other customary closing conditions. The transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The companies expect to close the transaction during the third quarter of 2005.

The Merger Agreement provides that the board of directors of Entegris Delaware following the Merger will consist of eleven directors, including five directors selected from the current Mykrolis board, five directors selected from the current Entegris board, and one independent director chosen by the new Entegris Delaware board of directors after the Merger.

The Merger was announced in a joint press release on March 21, 2005, which release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

A conference call discussing the Merger Agreement will be held at 10:30 a.m. EST as described in the joint press release.

The foregoing summary of the proposed transaction and the Merger Agreement is subject to, and qualified in its entirety by, the Merger Agreement and the joint press release, dated March 21, 2005, issued by Mykrolis and Entegris, attached as exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Amendment to Common Stock Rights Agreement

On March 21, 2005, pursuant to the terms of Mykrolis’ Common Stock Rights Agreement, dated November 29, 2001, Mykrolis and EquiServe Trust Company, N.A. (“EquiServe”), as rights agent, entered into Amendment No. 1 to the Rights Agreement, dated March 21, 2005, between Mykrolis and EquiServe (the “Rights Agreement Amendment”). The Rights Agreement Amendment, among other things provides that neither the execution and delivery of the Merger Agreement, nor the consummation of the Merger or the transactions contemplated by the Merger Agreement, will result in the rights becoming exercisable or in Entegris Delaware being deemed an “Acquiring Person” under the Rights Agreement.

Agreements with Executive Officers

In connection with entering into the Merger Agreement, on or about March 21, 2005, Mykrolis entered into an Amended and Restated Executive Termination Agreement with each of Jean-Marc Pandraud, Bertrand Loy, Peter Walcott, Fred Faulkner, Gerry Mackay and Takashi Mizuno, each of whom were party to an executive termination agreement in substantially the form of the Executive Termination (Change of Control) Agreement filed with the Securities and Exchange Commission by Mykrolis as Exhibit 10.1 to its Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2003 and incorporated herein by reference. The amended and restated agreements amend the definition of “Impending Change of Control” to provide that it refers to either the execution of a definitive agreement, the initiation of a tender offer or such other events as are specified by the Mykrolis board, in each case relating to a transaction that, if completed, would constitute a change of control, as defined in the agreement. In addition, the amended agreements provide for each executive to waive any accelerated vesting of outstanding stock options and restricted stock awards that would otherwise occur upon consummation of the Merger under the terms of Mykrolis’ 2001 Equity Incentive Plan and 2003 Employment Inducement and Acquisition Stock Option Plan, provided, however, that in the event of any involuntary termination, as defined in the agreement, such executive will become immediately entitled to exercise all unvested stock options for a period of up to one year following such involuntary termination and such executive’s restricted stock will become free of restrictions. In place of the “excess parachute payment” provisions of the existing agreements, the amended agreements provide for an additional payment to the executive in an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code. Lastly, the amended agreements provide that if the Merger is not consummated prior to the six month anniversary of such amended agreement, the executive may elect to revert back to the terms of the executive termination agreement in effect for such executive prior to such amendment. Mykrolis has also entered into an executive termination agreement with Peter Kirlin, who was not previously party to an executive termination agreement with Mykrolis, on substantially the same terms as the amended and restated agreements referred to above.

In addition, in connection with the Merger Agreement, Mykrolis entered into a letter agreement dated March 21, 2005 with Gideon Argov, Mykrolis’ Chief Executive Officer, and each of Messrs. Pandraud, Loy, Walcott, Faulkner, Mackay and Mizuno outlining the duties, title, salary and benefits to be made available to such executives by Entegris Delaware following the Merger. All of the terms of each letter agreement are contingent upon, among other things, the consummation of the Merger and the continued active employment of such executive officer with Mykrolis through the closing of the Merger. Upon consummation of the Merger, the letter agreements will be assumed by Entegris Delaware. The letter agreements provide for restricted stock awards to each of Messrs. Argov, Pandraud, Loy, Walcott, Mackay and Mizuno in the amount of 200,000, 150,000, 100,000, 100,000, 75,000 and 75,000 shares of Entegris Delaware common stock, respectively. These restricted stock awards will vest 37.5% on December 31, 2005, and an additional 5.21% on the last business day of each of the first 12 fiscal quarters of Entegris Delaware following the completion of the Merger. In addition, the letter agreements provide for a planning bonus, payable upon consummation of the Merger, equal to 30% of such executive’s pro rated annual base salary for the period from March 2005 through the closing date of the Merger and an integration project bonus equal to 30% of such executive’s annual base salary, payable upon completion of the integration milestones to be established in connection with the Merger. In addition, in lieu of a restricted stock award, Mr. Faulkner will also be entitled to receive a retention bonus equal to 26 weeks of base salary upon completion of the integration milestones referred to above. Each letter agreement also provides that upon consummation of the Merger, such executive will enter into a change of control agreement with Entegris Delaware, to replace the executive termination agreements referred to above, which agreements will not treat the Merger as a change of control and which will generally provide for a two year non-competition agreement together with severance benefits and accelerated vesting of stock options and restricted stock awards in the event such person’s employment is terminated within two years of a change of control. The severance benefit will generally be equal to two years base salary plus variable compensation at the highest level during the three years prior to such termination. Mr. Loy’s letter agreement also provides that he will be employed for a one year period at an annual base salary of $267,000 and a target annual bonus of 50% of base salary after which he will have 90 days to elect to resign and receive the severance and other benefits payable under his amended and restated executive termination agreement in connection with a change of control.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about Mykrolis and these and other risks related to Mykrolis is detailed in Mykrolis’ most recent annual report on Form 10-K for the fiscal year ended December 31, 2004, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Mykrolis does not undertake an obligation to update forward-looking statements.

Item 2.02.    Results of Operations and Financial Condition

On March 21, 2005, Mykrolis issued a press release announcing the proposed Merger with Entegris. A copy of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

Exhibit 2.1	Agreement and Plan of Merger dated as of March 21, 2005 by and among Entegris, Inc., Mykrolis Corporation and Eagle DE, Inc.

Exhibit 99.1	Press release dated March 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYKROLIS CORPORATION

By:	/s/ PETER W. WALCOTT
Name:	Peter W. Walcott
Title:	Vice President and General Counsel

Dated: March 21, 2005

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of March 21, 2005 by and among Entegris, Inc., Mykrolis Corporation and Eagle DE, Inc.

99.1	Press release dated March 21, 2005.